UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2023

Aris Water Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40955	87-1022110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 700
Houston, Texas 77024
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:
(281) 501-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value per share	ARIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2023, Aris Water Solutions, Inc. (the “Company”) adopted the Aris Water Solutions, Inc. Executive Severance Plan (the “Severance Plan”) in which all of the Company’s named executive officers are participants.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or upon the participant’s resignation for good reason, then the participant is eligible to receive the following benefits:

•
Severance in an amount equal to a multiplier of either 1.0, 1.5 or 2.0 (based on the participant’s tier in the Severance Plan (the “Tier”)) multiplied by the participant’s annual base salary, payable in equal monthly installments over a period of months following the termination of employment that is equal to 12 multiplied by the participant’s Tier;

•	A lump sum payment in an amount equal to the participant’s target annual bonus for the year in which the termination of employment occurs;

•
An additional lump sum payment equal to 12 or 18 (based on the participant’s Tier) times the monthly premium for the participant’s and his or her dependents’ participation in the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, less the amount of employee contributions that would apply to such participation if the participant were an active employee;

•
Payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year, plus an additional lump sum payment equal to a pro-rata portion of the target annual bonus that the participant was eligible to earn for the fiscal year in which the termination occurs, based on the Company’s actual performance for the full year and the number of days the participant was employed during such fiscal year, payable on the date when bonuses are paid to the Company’s executives for such fiscal year; and

•
Vesting of a pro-rata portion of the participant’s outstanding unvested restricted stock units (and any other outstanding and unvested equity incentive awards) based on the number of days the participant was employed from the grant date of the applicable award up to the termination of employment and the total number of days during the vesting period for such award; provided that, with respect to any performance-based restricted stock units, all performance goals or other vesting criteria will be deemed achieved based on the actual achievement through the termination date and vesting of such awards will otherwise be prorated as described in the preceding clause.

•
A participant’s rights to any severance benefits under the Severance Plan upon a qualifying termination are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form acceptable to the Company.

Under the Severance Plan, if the participant’s employment is terminated by reason of the participant’s death or disability, then the participant (or the participant’s estate of beneficiary), is eligible to receive the following benefits:

•	A lump sum payment in an amount equal to the participant’s target annual bonus for the year in which the termination of employment occurs;

•
Payment of any earned but unpaid annual bonus for the fiscal year preceding the fiscal year in which the termination of employment occurs, payable on the date when bonuses are paid to the Company’s executives for such fiscal year, plus an additional lump sum payment equal to a pro-rata portion of the target annual bonus that the participant was eligible to earn for the fiscal year in which the termination occurs, based on the Company’s actual performance for the full year and the number of days the participant was employed during such fiscal year, payable on the date when bonuses are paid to the Company’s executives for such fiscal year; and

•
Full vesting of all of the participant’s outstanding unvested restricted stock units (and any other outstanding and unvested equity incentive awards); provided that, with respect to any performance-based restricted stock units, all performance goals or other vesting criteria will be deemed achieved at the greater of 100% of target or the actual achievement through the termination date and all other terms and conditions will be deemed met.

No benefits will be payable under the Severance Plan if the participant is entitled to severance under the Aris Water Solutions, Inc. Executive Change in Control Severance Plan in connection with the participant’s qualifying termination.  Under the Severance Plan, Amanda M. Brock, President and Chief Executive Officer,  was assigned to Tier 1 and William A. Zartler, Founder and Executive Chairman, and Stephan E. Tompsett, Chief Financial Officer, were assigned to Tier 2.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Aris Water Solutions, Inc. Executive Severance Plan, effective as of May 12, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2023

ARIS WATER SOLUTIONS, INC.

	By:	/s/ Adrian Milton
Name:	Adrian Milton
Title:	General Counsel, Chief Administrative Officer and Corporate Secretary